Exhibit 99.1

Upbound Group Enters Definitive Agreement to Acquire Brigit, a Leading Financial Health Technology Firm, for up to $460 Million

•	Accelerates Upbound’s strategy to provide technology-driven financial solutions to customers underserved by the traditional financial system
•	Brings a leading profitable, scalable platform with nearly two million monthly active customers to Upbound
•	Expands customer insights and adds cashflow-based underwriting capabilities with Brigit’s proprietary AI/ML models
•	Financially compelling transaction is expected to be accretive to Adjusted EBITDA by approximately $25 million to $30 million in 2025 and approximately $70 million to $80 million in 2026[1]
•	Further positions Upbound as a growth technology company with addition of significant financial technology talent and strengthened R&D capabilities to accelerate innovation and new product development
•	Webcast Investor Call on Friday, December 13, 2024, at 9:00 am (ET)

PLANO, Texas – December 12, 2024 – Upbound Group, Inc. (“Upbound” or the “Company”) (NASDAQ: UPBD), a technology and data-driven leader in accessible and inclusive financial products that address the evolving needs and aspirations of underserved consumers, today announced it has entered into a definitive agreement to acquire Brigit, a leading financial health technology company, for total consideration of up to $460 million consisting of cash and shares of Upbound common stock. This transaction is a logical next step reflecting Upbound’s strategic focus on expanding its technology-driven financial solutions for consumers who are underserved by the traditional financial system.

Brigit, which offers a subscription-based model, was launched nationally in 2019 to expand financial inclusion and help consumers build a brighter financial future. It is consistently ranked among the most downloaded financial health apps and is a recognized leader in innovation in the industry. Built on proprietary artificial intelligence and machine learning-powered cash flow data insights, Brigit’s core product is its direct-to-consumer Instant Cash advance product (earned wage access or EWA) which has saved its users approximately $1 billion in overdraft fees since inception2. Brigit also offers a credit builder product that helps its subscribers build their credit history over time as they increase their savings, as well as financial wellness solutions and educational resources to help consumers better manage, save, and earn money. Brigit currently serves nearly two million monthly active customers, including over one million active paying subscribers and almost one million free subscribers. Their customers are highly engaged, with paid users logging in on average six times per month. The business is expected to generate revenues of approximately $215 million to $230 million in 2025 and approximately $350 million to $400 million in 2026.

Brigit will expand Upbound’s offerings of innovative and flexible financial solutions, positioning the combined company to create an industry-leading technology platform for the financially underserved that meets the consumer wherever they are on their financial journey. In addition, Brigit’s proprietary data and sophisticated tech stack is expected to enhance Upbound’s existing brands, including Acima and Rent-A-Center (RAC), by improving risk management and fraud prevention, enabling more customer approvals while also mitigating net losses and enhancing account management. The combined company’s data-driven insights will create a more personalized customer experience with the ability to deliver, at the right time and through the right channels, a wider range of targeted solutions for consumers. Upbound expects these enhancements to boost conversion rates, lower churn, and increase customer loyalty and engagement.

1 Non-GAAP Financial Measure. See descriptions below in this release. Due to the inherent uncertainty related to the special items discussed under “Non-GAAP Financial Measures” below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort.

2 Assumes all Brigit’s cash advances since inception have assisted customers with avoiding overdraft fees at an estimated $34/overdraft.

“We are thrilled to welcome Brigit, a company whose mission and target customer base are closely aligned with ours, into our family of brands,” said Upbound’s Chief Executive Officer Mitch Fadel. “Creating a financial solutions platform with Brigit as the backbone expands our addressable market and enables Upbound to innovate across even more product categories to improve the financial health of our customers. The ability to add new products for our customers beyond lease-to-own is an important part of our strategy and now we can offer liquidity solutions, budgeting, credit building, financial literacy and savings. We believe this transaction will position Upbound for accelerated growth, with greater scale and a more diversified financial profile, ultimately driving long-term value for our shareholders.”

“Brigit has helped everyday Americans build a brighter financial future through a suite of innovative financial products that leverage cutting-edge cash flow technology,” said Brigit cofounder & CEO Zuben Mathews. “This transaction is a testament to our team’s continued passion for helping the underserved and our dedication to innovation. By combining forces with Upbound, we can accelerate our impact and better serve the millions of Americans who have been historically underserved by traditional financial institutions. Together, we are excited to widen our reach and bring financial freedom to even more people in need.”

Brigit founders Zuben Mathews and Hamel Kothari will continue to lead the Brigit team as a business segment of Upbound. Brigit will continue to operate under its existing branding and will retain its headquarters in New York City, which is expected to serve as one of Upbound’s innovation hubs.

Transaction Details

Upbound is acquiring Brigit for up to $460 million, comprised of (1) $325 million payable at closing, 75% in cash and 25% in Upbound shares; (2) $75 million in deferred cash consideration over two years; and (3) a potential earnout of up to $60 million in cash based on achievement of certain financial performance metrics for the Brigit business in 2026. Upbound will fund the transaction through a combination of cash on hand, borrowing capacity under its $550 million revolving credit facility, and issuance of new shares of Upbound common stock to Brigit stockholders.

The integration of Brigit’s all-digital, scalable platform is expected to expand Upbound’s addressable market outside of durable goods and enhance its strong financial profile while adding an additional complementary growth segment. With approximately 80% recurring subscription revenue, and an estimated total revenue growth in 2024 of 40% to 50% compared to 2023 with similar expectations in 2025, Upbound believes the transaction will accelerate its growth and is expected to be neutral to non-GAAP EPS in year one and meaningfully accretive to non-GAAP EPS in year two and beyond. Brigit will diversify Upbound’s revenue/Adjusted EBITDA mix; within the next four years, Upbound expects approximately two-thirds of revenue and Adjusted EBITDA3 will be derived from virtual and digital platforms.

3 Non-GAAP Financial Measure. See descriptions below in this release. Due to the inherent uncertainty related to the special items discussed under “Non-GAAP Financial Measures” below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort.

Following the transaction, Upbound expects pro forma net leverage ratio of approximately 3x4  and pro forma available liquidity of nearly $300 million5. Upbound continues to target leverage of approximately 2x over the long-term.

The acquisition is expected to close in Q1 2025, subject to receipt of requisite regulatory approvals and satisfaction of other customary closing conditions.

Advisors

Greenhill & Co. Inc. is acting as financial advisor to Upbound, Sullivan & Cromwell LLP and Mayer Brown LLP are acting as its legal counsel. FT Partners is acting as financial advisor to Brigit and Cooley LLP and Morgan Lewis & Bockius LLP are acting as its legal counsel.

Investor Conference Call Details

Upbound will host a conference call on Friday, December 13, 2024, at 9:00 am (ET) to discuss this transaction. Interested parties can access a live webcast of the conference call via this link or through the Company's investor relations website.

About Upbound Group, Inc.

Upbound Group, Inc. (NASDAQ: UPBD), is a technology and data-driven leader in accessible and inclusive financial products that address the evolving needs and aspirations of underserved consumers. The Company’s customer-facing operating units include industry-leading brands such as Rent-A-Center® and Acima® that facilitate consumer transactions across a wide range of store-based and digital retail channels, including over 2,300 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com.

About Brigit

Brigit is a holistic financial health app that has helped millions of Americans budget better, get their earned wages early, build their credit through savings, protect themselves from identity theft, and find ways to earn and save money. Its mission is to help everyday Americans build a better financial future. Brigit is backed by Lightspeed, DCM, Nyca, Flourish Ventures, Hummingbird VC, DN Capital, Will Smith, Kevin Durant, and other prominent investors.

4 Non-GAAP Financial Measure. See descriptions below in this release. Due to the inherent uncertainty related to the special items discussed under “Non-GAAP Financial Measures” below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort.

5 Pro forma net leverage ratio (total debt less unrestricted cash, divided by Adjusted EBITDA) and pro forma available liquidity (estimated available borrowings under the company’s revolving credit facility and unrestricted available liquidity (estimated available borrowings under the company’s revolving credit facility and unrestricted cash) assume the acquisition of Brigit is completed March 31, 2025 and the Company makes the closing date cash payment at that time. Above metrics reflect the Company’s estimates and are not reflective of actual amounts or indicative of future results.

Cautionary Note Regarding Forward-Looking Statements

This press release and the associated investor presentation and webcast contain forward-looking statements that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and include, among others, statements concerning (a) the anticipated benefits of the proposed transaction, (b) the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, (c) the anticipated closing date for the proposed transaction, (d) other aspects of both companies’ operations and operating results, and (e) our goals, plans and projections with respect to our operations, financial position and business strategy. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to such material and adverse differences include, but are not limited to: (1) risks relating to the proposed transaction, including (i) the inability to obtain regulatory approvals required to consummate the transaction with Brigit on the terms expected, at all or in a timely manner, (ii) the impact of the additional debt on the Company’s leverage ratio, interest expense and other business and financial impacts and restrictions due to the additional debt, (iii) the failure of conditions to closing the transaction and the ability of the parties to consummate the proposed transaction on a timely basis or at all, (iv) the failure of the transaction to deliver the estimated value and benefits expected by the Company, (v) the incurrence of unexpected future costs, liabilities or obligations as a result of the transaction, (vi) the effect of the announcement of the transaction on the ability of the Company or Brigit to retain and hire necessary personnel and maintain relationships with material commercial counterparties, consumers and others with whom the Company and Brigit do business, (vii) the ability of the Company to successfully integrate Brigit’s operations over time, (viii) the ability of the Company to successfully implement its plans, forecasts and other expectations with respect to Brigit’s business after the closing and (ix) other risks and uncertainties inherent in a transaction of this size and nature, (2) the general strength of the economy and other economic conditions affecting consumer preferences, demand, payment behaviors and spending; (3) factors affecting the disposable income available to the Company's and Brigit’s current and potential customers; (4) the appeal of the Company’s and Brigit’s offerings to consumers; (5) the Company's and Brigit’s ability to protect their proprietary intellectual property; (6) the impact of the competitive environment in the Company’s and Brigit’s industries; (7) the Company's and Brigit’s ability to identify and successfully market products and services that appeal to their current and future targeted customer segments; (8) consumer preferences and perceptions of the Company's and Brigit’s brands; (9) the Company’s and Brigit’s compliance with applicable laws and regulations and the impact of active enforcement of those laws and regulations, including any changes with respect thereto or attempts to recharacterize their offerings as credit sales, (10) information technology and data security costs; (11) the impact of any breaches in data security or other disturbances to the Company's or Brigit’s information technology and other networks and the Company's and Brigit’s ability to protect the integrity and security of individually identifiable data of its customers and employees; and (12) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2023 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release and the associated investor presentation and webcast contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis and (2) Net Leverage Ratio (total debt less unrestricted cash, divided by Adjusted EBITDA). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. Special items are reported as Other Gains and Charges in our Consolidated Statements of Operations. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names.

Investor Contact

Jeff Chesnut

SVP, Strategy & Corporate Development

972-801-1108

jeff.chesnut@upbound.com

Media Contacts

Kelly Kimberly

713-822-7538

Kelly.kimberly@fgsglobal.com

Leah Polito

212-687-8080

Leah.polito@fgsglobal.com